Exhibit-99.2

                      STAR SYSTEMS, INC. AND SUBSIDIARIES

                       Consolidated Financial Statements
                          as of and for the Year Ended
                             December 31, 2000 and
                          Independent Auditors' Report

                       STAR SYSTEMS, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                 Page
INDEPENDENT AUDITORS' REPORT ...................................   1
FINANCIAL STATEMENTS AS OF AND FOR THE
 YEAR ENDED DECEMBER 31, 2000:
  Consolidated Balance Sheet ...................................   2
  Consolidated Statement of Income .............................   3
  Consolidated Statement of Stockholders' Equity ...............   4
  Consolidated Statement of Cash Flows .........................   5
  Notes to Consolidated Financial Statements ...................   6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Star Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Star Systems, Inc. and subsidiaries (the Company) as of December 31, 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Orlando, Florida
March 2, 2001

                      STAR SYSTEMS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ...................................    $ 43,502,033
  Securities available for sale ...............................      21,758,947
  Accounts receivable .........................................      17,881,794
  Prepaid expenses and other current assets ...................       2,198,751
  Deferred income tax assets ..................................         530,946
                                                                  --------------
           Total current assets ...............................      85,872,471

DEFERRED INCOME TAX ASSETS ....................................       1,431,382

PROPERTY AND EQUIPMENT - Net ..................................      22,450,301

GOODWILL (Net of accumulated amortization of $25,904,435) .....      96,878,386

OTHER ASSETS ..................................................       3,503,671
                                                                  --------------
TOTAL .........................................................    $210,136,211
                                                                  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable ...........................................    $  11,900,923
  Income taxes payable .......................................          307,015
  Current portion of capital lease obligations ...............        1,408,675
  Current portion of note payable ............................        3,357,143
  Other current liabilities ..................................        9,430,273
                                                                  --------------
           Total current liabilities .........................       26,404,029

OTHER LIABILITIES ............................................        2,427,980

CAPITAL LEASE OBLIGATIONS - Less current portion .............          280,035

NOTE PAYABLE - Less current portion ..........................       10,910,714
                                                                  --------------
           Total liabilities .................................       40,022,758

COMMITMENTS AND CONTINGENCIES (Note 8)

MINORITY INTEREST ............................................        3,052,144

STOCKHOLDERS' EQUITY:
  Common stock,  Class A voting - $0.01 par value,
        6,000,000 shares authorized, 5,160,338 shares
        issued and outstanding at December 31, 2000 ..........           51,603
  Common  stock,  Class  B  nonvoting  -  $0.01  par
        value,   2,000,000  shares authorized, no
        shares issued and outstanding at December 31, 2000 ...               -
  Capital in excess of par value .............................      101,064,190
  Retained earnings ..........................................       65,406,260
  Accumulated other comprehensive income - net of tax ........          539,256
                                                                  --------------
           Total stockholders' equity ........................      167,061,309
                                                                  --------------
TOTAL .........................................................    $210,136,211
                                                                  ==============

See notes to consolidated financial statements.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000


REVENUES ......................................................     182,773,701

OPERATING EXPENSES ............................................     113,087,385

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ..................      34,710,809
                                                                  --------------
INCOME FROM OPERATIONS ........................................      34,975,507

OTHER INCOME (EXPENSE):
  Interest income .............................................       3,166,643
  Interest expense ............................................      (1,142,253)
  Gain on sale of securities available for sale and
   other income (expense) .....................................       2,044,624
                                                                  --------------
           Total other income (expense) .......................       4,069,014
                                                                  --------------
INCOME BEFORE PROVISION FOR INCOME TAXES ......................      39,044,521

PROVISION FOR INCOME TAXES ....................................      15,996,513
                                                                  --------------
INCOME BEFORE MINORITY INTEREST ...............................      23,048,008

MINORITY INTEREST IN NET INCOME OF SUBSIDIARY .................         596,647
                                                                  --------------
NET INCOME ....................................................    $ 22,451,361
                                                                  ==============

See notes to consolidated financial statements.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 2000


                                                                                            Accumulated
                                                                                               Other
                                                        Capital                            Comprehensive        Total
                                      Common           in Excess           Retained         Income, Net      Stockholders'
                                       Stock          of Par Value         Earnings           of Tax            Equity
------------------------------     ------------    -----------------   ----------------  -----------------  --------------
BALANCE, JANUARY 1, 2000            $   51,603      $   101,064,190     $   42,954,899    $         -       $ 144,070,692

 Net income                                                                 22,451,361                         22,451,361

 Other comprehensive income:
   Unrealized gain on securities
    available for sale - net of
    income tax effect of $374,738                                                              539,256            539,256

 Comprehensive income                                                                                          22,990,617
------------------------------     ------------    -----------------   ----------------  -----------------  --------------
BALANCE, DECEMBER 31, 2000         $   51,603       $   101,064,190     $   65,406,260    $    539,256      $ 167,061,309
==============================     ============    =================   ================  =================  ==============

See notes to consolidated financial statements.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ................................................   $ 22,451,361
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Minority interest in net income of subsidiary ...........        596,647
    Depreciation and amortization ...........................     18,708,487
    Loss on termination of lease ............................      1,772,252
    Gain on sale of securities available for sale ...........     (2,179,111)
    Change in operating assets and liabilities
     - net of effect of consolidation of Primary
      Payment Systems, Inc. beginning in 1999:
        Accounts receivable .................................       (391,028)
        Prepaid expenses and other current assets ...........       (927,937)
        Deferred income tax assets ..........................       (248,189)
        Other assets ........................................       (852,909)
        Accounts payable and other current liabilities ......        490,218
        Income taxes payable ................................     (2,918,147)
        Other liabilities ...................................       (999,774)
                                                               --------------
           Net cash provided by operating activities ........     35,501,870

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ........................    (10,931,033)
  Purchase of available for sale securities .................    (47,612,722)
  Proceeds from the sale of securities available for sale ...     29,694,279
  Purchase of additional Primary Payment Systems, Inc. shares     (3,150,000)
                                                               --------------
           Net cash used in investing activities ............    (31,999,476)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on obligations under capital leases ....     (2,873,854)
  Principal payments on notes payable .......................     (3,357,143)
  Dividends paid ............................................     (2,901,000)
                                                               --------------
           Net cash used in financing activities ............     (9,131,997)
                                                               --------------
CHANGE IN CASH AND CASH EQUIVALENTS .........................     (5,629,603)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ................     49,131,636
                                                               --------------
CASH AND CASH EQUIVALENTS, END OF YEAR ......................   $ 43,502,033
                                                               ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest ................................................   $  1,160,820
    Income taxes ............................................   $ 18,885,797

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
    Additions to equipment included in accounts payable .....   $  2,197,000


See notes to consolidated financial statements.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


1. ORGANIZATION AND NATURE OF BUSINESS

The Company
Star Systems, Inc. and subsidiaries (the Company or Star) are primarily engaged in operating a shared electronic funds transfer network serving financial institutions. Star Systems, Inc.'s subsidiaries include Star Systems, LLC (SSLLC), Star Systems Holdings, Inc. (SSH), Star Systems Assets, Inc. (SSA), and Star Networks, Inc. (SNI). At December 31, 2000, Star also owns approximately 67% of Primary Payment Systems, Inc. (PPS), which operates an accelerated check verification service. The Company has Class A and Class B stock.

The Company is authorized to issue 6 million and 2 million Class A and Class B shares, respectively. No stockholder may own more than 19% of the authorized number of Class A stock, except with respect to capital stock acquired by a stockholder as a result of a consolidation. In the event a stockholder owns excess Class A stock, it will be automatically converted to Class B stock, which has no voting rights. The stockholders are comprised of 49 financial institutions.

Business  Restructuring
Effective January 1, 2000, the Company underwent an internal business restructuring. Prior to the restructuring, Star Systems, Inc.'s subsidiaries included Star Payment Systems, Inc. (SPSI), Star Technologies West LLC, Star Networks, Inc., and Star System Services, Inc. SPSI owned 52% of PPS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of Star Systems, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

The Company has included PPS in the consolidated financial statements in 2000. On February 29, 2000, the Company purchased for $3,150,000 additional shares of PPS from an existing stockholder to increase its ownership from 52% to 67% and, accordingly, recorded approximately $3,006,000 in goodwill, representing the excess of the amount paid over the fair value of equity in the net assets acquired, to be amortized over 20 years.

Cash and Cash Equivalents
Cash equivalents represent highly liquid investments with original maturities of three months or less. Cash equivalents, which amounted to approximately $17,000,000 at December 31, 2000, consist primarily of money market funds which invest in commercial paper, repurchase agreements and instruments of domestic and foreign banks and savings and loans. All cash is held at stockholder institutions.

Securities Available for Sale
Debt and equity securities are classified as available for sale based upon the intent and ability of the Company. Securities available for sale are recorded at fair value with net unrealized gains and losses reported in stockholders' equity as an element of other comprehensive income.

Gain or loss on the sale of securities is based on the specific identification method. Premiums and discounts on all securities are amortized to expense and accredited to income over the life of the securities using the effective interest method.

Property and  Equipment
Property and equipment includes computer equipment, furniture and equipment, and leasehold improvements and is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives, ranging from three to five years. The cost of the development of internal-use computer software during the application development stage is capitalized and amortized on a straight-line basis over three to five years.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Goodwill and Other Intangible  Assets
Goodwill, representing the excess of cost over the fair value of net assets acquired, is being amortized on a straight-line basis over 10 to 20 years. Other intangible assets include licenses, signage costs, and certain data conversion costs. Signage costs are paid to member financial institutions and are amortized over five years. Costs to obtain software that allow for access and conversion of old data by the Company's systems, as well as related telecommunications equipment, are capitalized as conversion costs and amortized over five years.

Revenue Recognition
Annual membership and processor fees are charged to participating institutions annually and amortized on a straight-line basis over the annual period. Transaction fees and ATM terminal driving revenues are charged to participating institutions and are recognized as revenue in the period of service.

Card services fees relating to the embossing and encoding of ATM, credit and debit cards and other miscellaneous services are recognized as revenue as services are performed.

Revenues from accelerated check verification services are recognized based upon the extent of usage of the database during a period by participating financial institutions and check acceptance companies.

Advertising
Advertising is expensed as incurred and totaled approximately $10,264,694 during 2000.

Income Taxes
The Company uses the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred income tax assets and liabilities reflect the future income tax effects of temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

Comprehensive Income
In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (Statement 130), effective for fiscal years beginning after December 15, 1997. Statement 130 established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners and is presented in the statements of stockholders' equity. During 2000, the Company invested in securities classified as available for sale. Unrealized gains and losses on securities available for sale are elements of other comprehensive income as defined by Statement 130. Accordingly, net unrealized gains, net of income taxes, as of December 31, 2000 on the Company's available for sale securities portfolio are presented with net income for the year ended December 31, 2000 in the accompanying consolidated statement of stockholders' equity as comprehensive income for the year ended December 31, 2000.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Stock-Based Compensation
Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (Statement 123), requires disclosure of stock-based compensation arrangements and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted to apply Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company applies APB 25 to account for its stock-based employee compensation awards. (See Note 10 for the effect on net income if the Company had applied the fair value method as prescribed by Statement 123.)

Impairment of Long-Lived Assets
Long-lived assets, including property and equipment and certain intangible assets to be held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected discounted future cash flows of the related assets are less than their carrying values. Measurement of an impairment loss is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

During a review of the Company's assets for potential impairment in 2000, management determined that capitalized signage costs and certain deferred data conversion costs were impaired as a result of internal changes in the business. Amounts charged to earnings and included in amortization of intangibles for the year ended December 31, 2000 were approximately $930,000 and $1,680,000 for signage costs and certain data conversion costs, respectively.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentrations of Credit Risk
Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of temporary cash investments. The Company's policy is to place its temporary cash investments with high credit quality financial institutions. The Company's temporary cash investments consist of bank deposits and money-market funds.

Derivatives
Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (Statement 133), is effective for all fiscal years beginning after June 15, 2000. Statement 133, as amended and interpreted, established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. All derivatives, whether designated in hedging relationships or not, will be required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the hedged item will be recognized in earnings. If the derivative is designated as a cash-flow hedge, changes in the fair value of the derivative will be recorded on other comprehensive income and will be recognized in the consolidated statements of income when the hedged item affects earnings. Statement 133 defines new requirements for designation and

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Derivatives, continued
documentation of hedging relationships, as well as ongoing effectiveness assessments in order to use hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value will be recognized in earnings.

Management has completed its evaluation of the various issues related to Statement 133, including performing an inventory of derivative and embedded derivative instruments and has identified an interest rate swap, which is considered a derivative instrument as defined by Statement 133, as of January 1, 2001. No other derivative instruments, as defined by Statement 133, were identified by the Company. When the Company adopted Statement 133, as amended, on January 1, 2001, the effect was not material to the Company's consolidated financial position or results of operations.

Fair Value of Financial Instruments
The Company's financial instruments include cash and cash equivalents, investments, accounts receivable, accounts payable, and notes payable to banks. Investments are carried at fair value. The carrying amount of notes payable to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. The carrying amounts of other financial instruments approximate their fair value because of their short-term maturities.

3. SECURITIES AVAILABLE FOR SALE

Securities  available for sale at December 31, 2000 are summarized as follows:

                            Cost or       Gross         Gross      Estimated
                           Amortized    Unrealized    Unrealized      Fair
                              Cost        Gains         Losses        Value
                        -------------------------------------------------------
Equity securities        $ 2,215,244   $   885,573   $   375,061   $ 2,725,756

Corporate bonds            4,482,381       131,573            -      4,613,954
Government bonds          13,127,628       254,677            -     13,382,305
Mortgage-backed
 securities                1,019,700        17,232            -      1,036,932
                        -------------------------------------------------------
Debt securities           18,629,709       403,482            -     19,033,191
                        -------------------------------------------------------
Total securities         $20,844,953   $ 1,289,055   $   375,061   $21,758,947
                        =======================================================

Equity Securities
Equity securities include securities that are restricted as to their sale until September 2001. The fair value of these securities is approximately $545,000 at December 31, 2000.

In September 2000, the Company sold its investment in Card Alert Services (CAS) in exchange for common stock of an unrelated company resulting in a gain on the sale of approximately $1,460,000, which is included within other income in the accompanying consolidated statement of income for the year ended December 31, 2000. The common stock received in the transaction is included with securities available for sale in the accompanying consolidated balance sheet as of December 31, 2000.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Corporate and Government Bonds and Mortgage-Backed Securities
The amortized cost and estimated fair value of debt securities available for sale at December 31, 2000, by contractual maturity, are shown below. The entire principal amount of mortgage-backed and related securities is shown in the year of contractual maturity. Expected maturities will differ from the maturities shown because borrowers have the right to call or prepay obligations with or without call or prepayment penalties, and principal is paid down over the contractual life of mortgage-backed and related securities.

                                             Amortized      Estimated
  Available for Sale                            Cost       Fair Value
                                           -------------  -------------
   Due less than five years                 $        -     $        -
   Due after five years through ten years     5,710,284      5,804,169
   Due after ten years                       12,919,425     13,229,022
                                           -------------  -------------
  Total                                     $18,629,709    $19,033,191
                                           =============  =============

During the year ended December 31, 2000, proceeds from sales of securities available for sale were $29,694,279, and these sales resulted in gross realized gains of $740,926 and losses of $26,825.

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2000:

                Computer hardware          $ 18,978,833
                Computer software            12,497,182
                Furniture and equipment      11,782,015
                Leasehold improvements        4,402,900
                Card services equipment       1,031,419
                Other fixed assets            7,872,360
                                          --------------
                                             56,564,709
                Accumulated depreciation    (34,114,408)
                                          --------------
                                           $ 22,450,301
                                          ==============

Computer hardware at December 31, 2000 includes approximately $8,900,000 held under capital leases. Accumulated depreciation related to such assets at December 31, 2000 was approximately $8,400,000.

5. OTHER CURRENT LIABILITIES

Other current liabilities consist of the following at December 31, 2000:

   Accrued salary and related accruals   $5,867,335
   Accrued professional fees                209,896
   Accrued market research                  449,750
   Accrual for signage reimbursement        220,418
   Accrual for lease termination          1,780,625
   Other                                    902,249
                                       -------------
                                        $ 9,430,273
                                       =============

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


6. NOTE PAYABLE

Note payable consists of the following at December 31, 2000:

Promissory note payable, interest payable at LIBOR (6.85% at
  December 31, 2000), plus 0.50%, maturing on March 15, 2003.
  Collateralized by a security  interest in all former HTI
  member  contracts.  Original balance of the loan was
  $23,500,000 and repayable in monthly  installments  with a
  final principal payment on March 15, 2003.                     $ 14,267,857
Current portion                                                    (3,357,143)
                                                                --------------
                                                                 $ 10,910,714
                                                                ==============

Aggregate principal payments for the years subsequent to December 31, 2000, are as follows:

                                2001   $ 3,357,143
                                2002     3,357,143
                                2003     7,553,571
                                      -------------
                                       $14,267,857
                                      =============

The Company entered into an interest rate swap agreement in connection with the promissory note payable. The swap agreement effectively converts this note from floating-rate debt to fixed-rate debt with interest at 6.38%. The differential in the rates is recorded as an adjustment to interest expense. On February 22, 2000, the agreement was amended. As a result of the amendment, the maturity date was changed from March 15, 2003 to March 15, 2002, and the fixed rate under the swap agreement was reduced from 6.38% to 6.15% for the period commencing February 15, 2000 through the maturity date. The estimated fair value of the swap agreement was a loss of $24,370 as of December 31, 2000. The note payable and accrued interest were paid in full through funds advanced from Concord EFS, Inc. (see Note 12), and the interest rate swap was terminated, on February 1, 2001.

7. INCOME TAXES

The provision for income taxes for the year ended December 31, 2000 is as follows:

               Current:
                 Federal   $ 14,915,313
                 State        1,329,389
                          --------------
                             16,244,702
               Deferred:
                 Federal       (371,490)
                 State          123,301
                          --------------
                               (248,189)
                          --------------
                           $ 15,996,513
                          ==============

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000



7. INCOME TAXES, continued

For the year ended December 31, 2000, the Company's provision for income taxes differed from the amount computed by applying the statutory federal income tax rate as follows:

   Federal statutory rate                                        $ 13,665,582
   State income taxes (net of federal income tax benefit)             944,248
   Amortization of goodwill                                         1,510,765
   Other - net                                                       (124,082)
                                                                --------------
   Provision for income taxes                                    $ 15,996,513
                                                                ==============

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. A summary of the components of deferred income tax assets at December 31, 2000 is as follows:

   Current:
     Marketing accrual                                    $   171,265
     Accrued vacation                                         182,348
     Other accrued liabilities                                 78,254
     Deferred rent                                            233,694
     State taxes                                             (197,855)
     Other                                                     63,240
                                                         -------------
   Total current                                          $   530,946
                                                         =============

   Noncurrent:
     Deferred compensation                                $   902,585
     Depreciation and amortization                            662,468
     Merger costs                                             124,068
     Other accrued liabilities                                674,874
     Unrealized gain on securities available for sale        (374,738)
     Investments                                             (557,875)
                                                         -------------
   Total noncurrent                                       $ 1,431,382
                                                         =============

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


8. COMMITMENTS

Operating Leases The Company leases various facilities and equipment under noncancelable operating lease agreements. Total rent expense under these operating leases amounted to approximately $3,000,000 for the year ended December 31, 2000. Future minimum lease payments under operating leases with initial or remaining noncancelable lease terms in excess of one year at December 31, 2000 are as follows:

                Year
                2001     $ 5,000,037
                2002       5,399,343
                2003       3,494,886
                2004       2,300,078
                2005       2,283,240
          Thereafter      13,824,549
                         -----------
          Total          $32,302,133
                         ===========

In July 2000, the Company committed to enter into a new operating lease for new office space to house its corporate offices and Florida data center. At the same time, the Company notified lessors of its intention to early terminate existing leases effective August 2001. The total loss related to the early termination is approximately $1,952,000. Approximately $1,772,000 of the loss termination has been accrued as of December 31, 2000, with the charge included in occupancy costs in the accompanying consolidated statement of income. The remaining portion of the loss will be recognized during 2001 prior to the actual lease terminations.

Capital Lease Obligations
The  Company  leases  certain  computer   hardware  under  capital  leases.   At
December 31, 2000, future minimum lease payments due under these capital leases are as follows:

          Year
          2001                                             $ 1,475,103
          2002                                                 290,197
                                                          -------------
          Total minimum lease payments                       1,765,300
          Amount representing interest                         (76,590)
                                                          -------------
          Present value of minimum lease payments            1,688,710
          Current portion of capital lease obligations      (1,408,675)
                                                          -------------
          Capital lease obligations                        $   280,035
                                                          =============

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Software  Licenses
The Company licenses a portion of its computer software under various noncancelable agreements, which expire on various dates through 2002. Software license expense under these agreements totaled approximately $4,606,000 during 2000.

Future minimum payments under software license agreements with initial or remaining noncancelable terms in excess of one year at December 31, 2000 are as follows:

                Year
                2001     $1,236,358
                2002        851,885
                2003        675,080
                2004        675,080
                2005        761,066
          Thereafter        337,540
                        ------------
                         $4,537,009
                        ============

The Company is party to a regional switch services agreement with eFunds, Inc. (eFunds). Under the terms of the agreement, eFunds provides switch operations, direct link, and certain other computer processing and support services needed by SPSI for the communication and settlement of electronic funds transfers initiated at automated teller machines and point-of-sale devices. The agreement was renewed on December 31, 2000 for two years with an automatic renewal on December 31, 2002 for two years if all parties do not object at least 180 days before expiration; however, either party may terminate the agreement in the event of default, upon 60 days written notice. SPSI pays eFunds various monthly and transaction fees and expenses as specified in the agreement. Total fees and expenses under this agreement were approximately $24,669,000 for the year ended December 31, 2000.

Employment  and  Consulting  Agreements
The Company has employment agreements with certain members of executive management through March 2002. The employment agreements provide that the employees receive stipulated amounts of annual compensation and, under certain circumstances, provide for additional incentive compensation. The Company entered into a consulting agreement with a former employee of the Company on March 1, 1999, which provides for annual payments of $75,000 through March 1, 2001.

9. RETIREMENT PLANS

Defined  Contribution Plan
The Company maintains one defined contribution plan (the Plan). Employees of the Company are eligible to become participants in the Plan upon completion of three months employment and upon attaining the age of twenty-one and one-half years. Participation in the Plan is voluntary. The Company matches 200% of the employee's contribution, up to 6% of eligible compensation. Company contributions vest ratably over two years if 1000 hours of service is achieved each year. Total Company contributions to the Plan were approximately $3,524,000 for the year ended December 31, 2000.

Money Purchase Plan
The Company maintained a defined  contribution money purchase plan (the Purchase
Plan) covering substantially all SSI, SNI, and SSLLC employees located in San Diego and PPS employees. The Company matched an amount equal to 6% of Participants' compensation. In 2000, the Company contributed approximately $114,000 to the Purchase Plan. This plan was terminated effective September 30, 2000. All funds in the Purchase Plan were transferred to the Defined Contribution Plan.

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Nonqualified Deferred Compensation Plan
The Company established a nonqualified deferred compensation plan, effective January 1, 2000, for the purpose of providing deferred compensation to a select group of management or highly compensated employees. Participation in the plan is at the discretion of the Company. A participant may elect to defer up to 50% of the participant's compensation excluding bonus, and up to 100% of the participant's bonus related to current year services. Company contributions are at the discretion of the Company and vest ratably over two years if 500 hours of service is achieved each year. As of December 31, 2000, the balance in this account was approximately $295,000 and is included in cash and cash equivalents and other liabilities. The Company did not elect to make a contribution for the year ended December 31, 2000.

Deferred Compensation Trust
In October 1998, the Company established a deferred compensation trust for the purchase of a $980,000 annuity to provide a supplemental retirement benefit to HTI's President and Chief Executive Officer (the Participant). Certain stockholders made capital contributions to the Company totaling $824,000 to partially fund the retirement account. The remaining balance was funded by the Company. As of December 31, 2000, the balance of this retirement account, plus accrued interest, totaled approximately $1,545,000 and is included with other assets and other liabilities in the accompanying consolidated balance sheets.

10.     EQUITY INCENTIVE PLAN

On January 1, 2000, the Company  established the 2000 Equity Incentive Plan (the
Plan) to foster and promote the long-term financial success of the Company by awarding equity incentives to those individuals who make substantial contributions to the Company as determined by the Board of Directors (the Board).

Directors, consultants, advisors, officers and employees of the Company can be awarded options at the discretion of the Board for the purchase of common stock of the Company. As defined within the Plan, the option price shall be determined by the Board, but in no event be less than the fair market value of the shares of common stock subject to the stock option on the date the stock option is granted. In addition, the options can vest over a period not to exceed five years and have a termination date not to exceed ten years after the effective date of grant. These periods are to be determined by the Board upon each option grant. All options granted fully vest upon a change in control of the Company. Upon the execution of the Plan, 258,000 shares of common stock were reserved for issuance under the Plan. Effective January 1, 2000, the Board granted options to acquire an aggregate of 167,703 common shares of common stock at an exercise price of $47.42, which approximated the fair value of each outstanding share at the time of grant. No compensation expense was recognized in 2000 related to the granting of the stock options. The options granted were scheduled to vest ratably over a four-year period and are scheduled to terminate on the tenth anniversary of the date of grant. No options were exercised or terminated in 2000. At December 31, 2000, a total of 90,297 shares of the Company's common stock were available for future grants of stock options.

On September 14, 2000, all of the options issued under the Plan became fully vested upon the Board's approval of a proposed change of control of the Company (see Note12).

                      STAR SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000


Pro forma information regarding net income is required by Statement 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the following assumptions:

          Risk-free interest rate         6.5 %
          Expected life                   4 yrs
          Dividend yield                    0 %
          Volatility                        0 %

For purposes of pro forma disclosures, the estimated fair value of the options was charged to expense since all options fully vested during the year ended December 31, 2000. If the Company had applied the fair value method in accounting for its stock options granted during the year ended December 31, 2000, net income would have been approximately $20,661,000.

11. TRANSACTIONS WITH RELATED PARTIES

A significant portion of the transactions handled by the Company are with its stockholder institutions. During the year ended December 31, 2000, approximately $84,000,000 of transaction and other fees were earned from these institutions. Accounts receivable at December 31, 2000 include approximately $8,000,000 from these institutions relating to amounts billed for various fees and other services.

12. MERGER WITH CONCORD EFS, INC.

On September 14, 2000 and November 20, 2000, the Board of Directors and the Company's stockholders, respectively, approved an agreement and Plan of Merger (the Agreement) with Concord EFS, Inc. (Concord). Under the Agreement, each share of Star common stock and each stock option was converted into 4.6452 shares of Concord stock. The merger, which was effective on February 1, 2001, is expected to be accounted for as a pooling of interests.